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                                                                  EXHIBIT (j)(2)


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of ABN AMRO Funds (formerly Alleghany
        Funds):

We consent to the use of our report dated December 18, 2000 on the ABN AMRO Funds (comprising of ABN AMRO/Montag & Caldwell Growth Fund, ABN AMRO /Chicago Capital Growth & Income Fund, ABN AMRO/Chicago Capital Talon Fund, ABN AMRO/Chicago Capital Small Cap Value Fund, ABN AMRO/Veredus Aggressive Growth Fund, ABN AMRO/Montag & Caldwell Balanced Fund, ABN AMRO/Chicago Capital Balanced Fund, ABN AMRO/Chicago Capital Bond Fund, ABN AMRO/Chicago Capital Municipal Bond Fund, and ABN AMRO/Chicago Capital Money Market Fund, ABN AMRO/Veredus SciTech Fund, Blairlogie International Developed Fund and Blairlogie Emerging Markets Fund) incorporated by reference in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectuses which constitutes part of the Registration Statement, Post-Effective Amendment No. 33 under the Securities Act of 1933 (Registration No. 33-68666) and Post-Effective Amendment No. 35 under the Investment Company Act of 1940 (Registration No. 811-8004).



                                               /s/ KPMG LLP
                                               -------------------
                                               KPMG LLP


Chicago, Illinois
September 21, 2001